Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Tawni Adams
(623) 587-2686
PetSmart Media Line
623-587-2177

PETSMART REPORTS FISCAL 2006 RESULTS
•    Earnings of $1.33 per Share            •    Comp Sales Growth of 5 Percent
•    Services Sales Up 26 Percent
PHOENIX — February 28, 2007 — PetSmart, Inc. today reported net income of $76.9 million, or $0.56 per diluted share for the fiscal fourth quarter of 2006. That compares with net income of $70.9 million, or $0.50 per diluted share, for the fourth quarter of fiscal 2005.
     The fourth quarter of 2006 included tax benefits of $2.5 million, or approximately $0.02 per share, primarily related to the release of tax reserves as a result of a state settlement and the recognition of credits from a change in tax law. The fourth quarter of 2005 included a benefit from a credit card settlement and a stock-based compensation adjustment. Excluding these amounts, the company’s earnings per diluted share were $0.54 in the fourth quarter of 2006 and $0.47 in the fourth quarter of 2005.
     For all of fiscal 2006, the company reported net income of $185.1 million, or $1.33 per diluted share.
     Fiscal 2006 included tax benefits, which were fully offset by previously disclosed costs related to an acquisition the company chose not to pursue, distribution costs for a re-racking project, and a change in accounting practice for early pay discounts. Excluding those amounts, earnings per diluted share were $1.33 in fiscal 2006.
     That compares with fiscal 2005 net income of $182.5 million, or $1.25 per diluted share. Fiscal 2005 included the fourth quarter credit card rate settlement and stock-based compensation expense benefits, as well as a legal settlement in the first quarter and tax adjustments in the third quarter. Excluding those items, fiscal 2005 earnings per share were $1.17.

     “Throughout 2006, we saw continued evidence of the resilience of our model, its strong differentiation, and its ability to attract the pet parent customer,” said Phil Francis, chairman and CEO. “We’re entering 2007 on solid footing and in a good position to take advantage of the opportunities before us.”
Plan to exit the State Line Tack horse business
     PetSmart also announced its plans to exit the State Line Tack horse business, which includes 180 departments inside PetSmart stores, and to reallocate the space for higher-margin pet products or PetsHotels. It is also exploring strategic opportunities for its State Line Tack horse catalog and e-commerce operation. The State Line Tack horse business represented about 2 percent of PetSmart’s sales in 2006.
     “The horse business operates quite differently than our core pet business, attracts a different customer, and doesn’t perform as well. Exiting the State Line Tack business is an investment in the company’s strategy and our long-term profitability. We expect it to be meaningfully accretive to earnings beginning in 2008,” Francis said.
MMI Holdings, Inc., stock transaction
     PetSmart also announced an agreement to increase its portion of the voting shares of MMI Holdings, Inc. (MMI), the third-party operator of PetSmart’s in-store Banfield veterinary hospitals, which will result in PetSmart accounting for its share in MMI using the equity method of accounting. As part of that agreement, PetSmart will sell a portion of its shares in MMI to Mars, Incorporated, the owner of the largest portion of MMI. During the first quarter of 2007, PetSmart expects to record a net benefit of approximately $64 million from the stock sale.
     “This transaction supports the interests of both PetSmart and our veterinary partners,” Francis said, “We expect it to drive good value for our shareholders, to further strengthen our relationship with MMI and to even more closely align Banfield’s veterinary services with our stores and our Total Lifetime Care proposition.”
Sales
     Net sales for the fourth quarter of 2006 were $1.17 billion, compared to $1.05 billion for the same period in 2005, and comparable store sales — or sales in stores open at least a year — grew 4.6 percent in the fourth quarter, on top of 4.5 percent in the fourth quarter of 2005.
     PetSmart generated $4.23 billion in net sales in 2006, up from $3.76 billion in net sales a year ago. Comparable store sales grew 5.0 percent in 2006, on top of 4.2 percent growth in 2005.
     During the fourth quarter, pet services sales were $97.2 million, up 22 percent from the same period last year. For the full year, pet services generated $376.0 million in revenue, or 26 percent growth over 2005.

     PetSmart opened 22 new stores and closed one location during the fourth quarter of 2006, which compares with 36 new stores and one closure during the fourth quarter of 2005. During 2006, the company opened 92 new stores and closed 10 locations, compared with 107 new stores and seven closures in 2005.
Gross margins and expense
     Gross margins were 32.9 percent in the fourth quarter of 2006, compared with 33.2 percent in the same period in 2005. Gross margins for all of 2006 were 30.9 percent, compared with 31.2 percent in the previous year. Excluding the items listed above, gross margins were 31.1 percent for all of fiscal 2006.
     Operating, general and administrative expenses were 21.9 percent of net sales in the fourth quarter of 2006, compared with 21.6 percent in the fourth quarter of 2005. Excluding the items listed above, operating, general and administrative expenses were 22.0 percent of net sales in the fourth quarter of 2005.
     For all of 2006, operating, general and administrative expenses were 23.3 percent of net sales, compared with 22.9 percent in 2005. Excluding the items listed above, operating, general and administrative expenses were 23.2 percent of net sales in 2006, compared with 23.3 percent in 2005.
Pre-tax income
     PetSmart generated pre-tax income of 10.3 percent of sales in the fourth quarter and 6.9 percent of sales for all of 2006. That compares with 11.0 percent and 7.7 percent for the comparable periods last year. Excluding the various items described above, pre-tax income was 10.3 percent in the fourth quarter and 7.1 percent for all of 2006, compared to 10.6 percent in the fourth quarter of 2005 and 7.3 percent for all of 2005.
Share purchases and dividend payments
     PetSmart purchased approximately 1.3 million of its shares at an average price of $28.98 during the fourth quarter of 2006. For all of 2006, PetSmart purchased 6.3 million shares at an average price of $25.83. At the end of the fourth quarter, the company had $90 million remaining on its current authorization, which extends through August 9, 2007.
     As previously announced, the company paid a dividend of $0.03 per share on February 9, 2007, to shareholders of record at the close of business on January 26, 2007.
Outlook
     PetSmart projects comparable store sales in the low- to mid-single digits for the first quarter of 2007 and in the mid-single digits for the full year.
     PetSmart estimates earnings of $0.73 to $0.74 per share in the first quarter which includes $0.07 per share in estimated expense to exit the State Line Tack business. Also included is $0.47 per share of expected benefit related to the MMI stock transaction as well as about a half a cent per share of expected benefit for the change to equity accounting for the investment in MMI.
     For the full year PetSmart expects earnings of $2.03 to $2.05 per share which includes approximately $0.12 in expenses to exit the State Line Tack business. In addition, the MMI stock transaction is expected to add $0.47 per share of benefit, while the change to equity accounting for the investment in MMI should be a benefit of $0.02 per share. Also included is the benefit of a 53rd week of sales in 2007 which is estimated at $0.08 per share.
     Conference call information
     PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the fourth quarter of 2006 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. The Web-cast will be available until the company announces results for the first quarter of 2007. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States and Canada) or 706-679-5320 (for international callers), code 5559489. A phone replay will also be available through March 13, 2007, at 800-642-1687 in the United States and Canada, or at 706-645-9291 for international callers, code 5559489.
About PetSmart
     PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 908 pet stores in the United States and Canada, a growing number of in-store PetsHotel cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization, has donated more than $42 million to animal welfare programs and, through its in-store pet adoption programs, has saved the lives of more than 2.8 million pets.
Forward-looking statements
     This news release contains forward-looking statements including statements relating to future revenue growth and goals, our expectations regarding strategic opportunities for our State Line Tack horse catalog and e-commerce operation, our expectations with respect to our investment in MMI and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions, competitive forces, our ability to successfully exit the State Line Tack business, the completion of the MMI transaction and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PetSmart, Inc., and risks arising when investing in PetSmart, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Statement of utility
     PetSmart continues to provide all information required in accordance with Generally Accepted Accounting Principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PetSmart uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.
     PetSmart’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PetSmart may not be consistent with the presentation of similar companies in PetSmart’s industry. However, PetSmart presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PetSmart’s operating results in a manner that focuses on what it believes to be its ongoing business operations.
     PetSmart’s management believes it is useful for itself and investors to review both GAAP information and non-GAAP measures of earnings per share, and the related impacts on gross margins, operating, general and administrative expenses and pretax income as adjusted. For fiscal 2006, these non-GAAP measures exclude the effect of a change in accounting treatment for early pay discounts, costs related to a rack replacement in the distribution center, expenses related to the review of an acquisition the company ultimately chose not to pursue and tax benefits. For fiscal 2005, these non-GAAP measures exclude the effect of a legal settlement gain, a credit card settlement gain, a stock compensation adjustment and tax adjustments. PetSmart’s management believes that these measures allow investors to have a better understanding of the overall performance of PetSmart’s business and its ability to perform in subsequent periods.
     Management believes the inclusion of these non-GAAP financial measures provides consistency and comparability of financial results and better enables investors to evaluate the ongoing operations and prospects of PetSmart by providing better comparisons. Whenever PetSmart uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
	January 28, 2007	% of Sales	January 29, 2006	% of Sales	January 28, 2007	% of Sales	January 29, 2006	% of Sales

Net sales	$1,166,909	100.00%	$1,050,589	100.00%	$4,233,857	100.00%	$3,760,499	100.00%
Cost of sales	782,675	67.07%	702,249	66.84%	2,926,087	69.11%	2,587,498	68.81%

Gross profit	384,234	32.93%	348,340	33.16%	1,307,770	30.89%	1,173,001	31.19%

Operating, general and administrative expenses	255,521	21.90%	226,531	21.56%	985,936	23.29%	861,621	22.91%

Operating income	128,713	11.03%	121,809	11.59%	321,834	7.60%	311,380	8.28%

Interest expense, net	8,745	0.75%	6,331	0.60%	31,717	0.75%	22,171	0.59%

Income before income tax expense	119,968	10.28%	115,478	10.99%	290,117	6.85%	289,209	7.69%

Income tax expense	43,021	3.69%	44,575	4.24%	105,048	2.48%	106,719	2.84%

Net income	$76,947	6.59%	$70,903	6.75%	$185,069	4.37%	$182,490	4.85%

Basic earnings per share	$0.58		$0.51		$1.36		$1.30

Diluted earnings per share	$0.56		$0.50		$1.33		$1.25

Weighted average shares outstanding — basic	133,188		137,974		135,836		140,791
Weighted average shares outstanding — diluted	136,928		142,130		139,537		145,577

Stores open at beginning of each period	887		791		826		726
Stores opened during each period	22		36		92		107
Stores closed during each period	(1)		(1)		(10)		(7)
Stores open at end of each period	908		826		908		826

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 28,	January 29,
	2007	2006
Assets
Cash and cash equivalents	$148,799	$110,415
Short-term investments	19,200	219,900
Restricted cash and short-term investments	60,700	—
Receivables, net	36,541	36,902
Merchandise inventories	487,400	399,413
Other current assets	90,629	73,866

Total current assets	843,269	840,496

Property and equipment, net	1,032,421	857,658
Deferred income taxes	97,648	92,092
Other noncurrent assets	80,139	73,445

Total assets	$2,053,477	$1,863,691

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$179,638	$155,424
Other current liabilities	321,077	294,747
Current maturities of capital lease obligations	17,667	12,559

Total current liabilities	518,382	462,730

Capital lease obligations	431,334	351,564
Deferred rents and other noncurrent liabilities	102,867	108,647

Total liabilities	1,052,583	922,941

Stockholders’ equity	1,000,894	940,750

Total liabilities and stockholders’ equity	$2,053,477	$1,863,691

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended January 28, 2007
			Reconciling Item
	As Reported (GAAP)		Tax benefits	Non-GAAP

Net sales	$1,166,909	100.00%	$—	$1,166,909	100.00%
Cost of sales	782,675	67.07%	—	782,675	67.07%

Gross profit	384,234	32.93%	—	384,234	32.93%
Operating, general and administrative expenses	255,521	21.90%	—	255,521	21.90%

Operating income	128,713	11.03%	—	128,713	11.03%
Interest expense, net	8,745	0.75%	—	8,745	0.75%

Income before income tax expense	119,968	10.28%	—	119,968	10.28%
Income tax expense	43,021	3.69%	2,459	45,480	3.90%

Net income	$76,947	6.59%	$(2,459)	$74,488	6.38%

Basic earnings per share	$0.58			$0.56
Diluted earnings per share	$0.56			$0.54

Weighted average shares outstanding — basic	133,188			133,188
Weighted average shares outstanding — diluted	136,928			136,928

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Fifty-Two Weeks Ended January 28, 2007
			Reconciling Items
			Early pay			Costs related to
			discount		Acquisition	distribution
	As Reported (GAAP)		change	Tax benefits	review expenses	center re-racking	Non-GAAP

Net sales	$4,233,857	100.00%	$—	$—	$—	$—	$4,233,857	100.00%
Cost of sales	2,926,087	69.11%	(3,922)	—	—	(3,644)	2,918,521	68.93%

Gross profit	1,307,770	30.89%	3,922	—	—	3,644	1,315,336	31.07%
Operating, general and administrative expenses	985,936	23.29%	—	—	(2,939)	—	982,997	23.22%

Operating income	321,834	7.60%	3,922	—	2,939	3,644	332,339	7.85%
Interest expense, net	31,717	0.75%	—	—	—	—	31,717	0.75%

Income before income tax expense	290,117	6.85%	3,922	—	2,939	3,644	300,622	7.10%
Income tax expense	105,048	2.48%	1,506	6,158	1,129	1,399	115,240	2.72%

Net income	$185,069	4.37%	$2,416	$(6,158)	$1,810	$2,245	$185,382	4.38%

Basic earnings per share	$1.36						$1.36
Diluted earnings per share	$1.33						$1.33

Weighted average shares outstanding — basic	135,836						135,836
Weighted average shares outstanding — diluted	139,537						139,537

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended January 29, 2006
			Reconciling Items
			Credit card	Stock comp
	As Reported (GAAP)		settlement	adjustment	Non-GAAP

Net sales	$1,050,589	100.00%	$—	$—	$1,050,589	100.00%
Cost of sales	702,249	66.84%	—	—	702,249	66.84%

Gross profit	348,340	33.16%	—	—	348,340	33.16%
Operating, general and administrative expenses	226,531	21.56%	2,750	1,900	231,181	22.00%

Operating income	121,809	11.59%	(2,750)	(1,900)	117,159	11.15%
Interest expense, net	6,331	0.60%	—	—	6,331	0.60%

Income before income tax expense	115,478	10.99%	(2,750)	(1,900)	110,828	10.55%
Income tax expense	44,575	4.24%	(1,059)	—	43,516	4.14%

Net income	$70,903	6.75%	$(1,691)	$(1,900)	$67,312	6.41%

Basic earnings per share	$0.51				$0.49
Diluted earnings per share	$0.50				$0.47

Weighted average shares outstanding — basic	137,974				137,974
Weighted average shares outstanding — diluted	142,130				142,130

PetSmart, Inc. and Subsidiaries
Reconciliation of non-GAAP to GAAP Measures
(In thousands, except per share data)
(Unaudited)

	Fifty-Two Weeks Ended January 29, 2006
			Reconciling Items
			Legal		Credit card	Stock comp
	As Reported (GAAP)		settlement	Tax benefits	settlement	adjustment	Non-GAAP

Net sales	$3,760,499	100.00%	$—	$—	$—	$—	$3,760,499	100.00%
Cost of sales	2,587,498	68.81%	—	—	—	—	2,587,498	68.81%

Gross profit	1,173,001	31.19%	—	—	—	—	1,173,001	31.19%
Operating, general and administrative expenses	861,621	22.91%	8,500	—	2,750	1,900	874,771	23.26%

Operating income	311,380	8.28%	(8,500)	—	(2,750)	(1,900)	298,230	7.93%
Interest expense, net	22,171	0.59%	—	—	—	—	22,171	0.59%

Income before income tax expense	289,209	7.69%	(8,500)	—	(2,750)	(1,900)	276,059	7.34%
Income tax expense	106,719	2.84%	(3,273)	3,797	(1,059)	—	106,184	2.82%

Net income	$182,490	4.85%	$(5,227)	$(3,797)	$(1,691)	$(1,900)	$169,875	4.52%

Basic earnings per share	$1.30						$1.21
Diluted earnings per share	$1.25						$1.17

Weighted average shares outstanding — basic	140,791						140,791
Weighted average shares outstanding — diluted	145,577						145,577